Exhibit 99.1

Purple Innovation Reports First Quarter 2025 Results; Reaffirms 2025 Guidance

Exceeded Q1 Adjusted EBITDA Target; Delivered Q1 Sales Consistent with Guidance

GAAP Gross Margin of 39.4% in Q1; Adjusted Gross Margin Above 40% for Fourth Consecutive Quarter

Lehi, Utah, May 6, 2025 – Purple Innovation, Inc. (NASDAQ: PRPL) (“Purple”), a comfort innovation company known for creating the “World’s First No Pressure™ Mattress,” today announced results for the first quarter ended March 31, 2025.

“Our first quarter performance reflects continued progress against our strategic priorities to stabilize and strengthen the business, and position Purple for long-term success,” said Rob DeMartini, CEO of Purple Innovation. “Revenue was in line with expectations, led by positive showroom growth, while continued improvement in gross margin and cost control drove Adjusted EBITDA ahead of guidance.”

DeMartini continued, “As we move forward, our focus is on unlocking growth through continued innovation, including the full rollout of our Rejuvenate 2.0 collection, promoting our unique Gel Grid differentiation, and further optimizing our operations. Though the current economic environment remains uncertain, including the evolving impact of tariffs, we believe the structural improvements we have achieved, and investments we have made across innovation and partnership expansion, position us to navigate near-term pressures and deliver sustained growth over time.”

First Quarter 2025 Financial Results

First quarter 2025 net revenue declined by 13.2% to $104.2 million, compared to $120.0 million in the first quarter of 2024, reflecting the impact of persistent macroeconomic challenges and reduced demand in our wholesale and ecommerce channels.

Gross profit for the first quarter decreased slightly to $41.0 million, compared to $41.7 million in the prior-year period. GAAP gross margin improved to 39.4%, an increase of 460 basis points year-over- year. Adjusted gross margin, which excludes restructuring and related charges, expanded to 40.3%, an improvement of 550 basis points year-over-year, driven by ongoing strategic sourcing efforts, production efficiencies, and the successful integration of our consolidated manufacturing operations.

Operating expenses for the first quarter were $55.5 million, down 14.4% from $64.9 million in the first quarter 2024. This improvement was primarily driven by headcount reductions from our restructuring efforts and the in-sourcing of certain functions in marketing and finance.

Net loss attributable to Purple Innovation, Inc. for the first quarter was ($19.1) million, an improvement from $(50.2) million in the prior year.

Adjusted EBITDA for the first quarter was $(4.7) million, a significant improvement compared to $(13.2) million last year, driven by ongoing improvements in gross margin and well-managed expenses.

Balance Sheet

As of March 31, 2025, the Company had cash and cash equivalents of $21.6 million compared to $29.0 million as of December 31, 2024.

Inventories as of March 31, 2025 totaled $60.2 million, down 16.5% compared to March 31, 2024, and an increase of 5.8% compared to December 31, 2024.

2025 Outlook

The Company is reiterating its 2025 outlook for full year revenue to be in the range of $465 to $485 million and adjusted EBITDA in the range of flat to positive $10 million. This guidance incorporates expected revenue and EBITDA contributions from expanded wholesale distribution in the second half of the year, and anticipated impacts from recently announced tariffs. Given the ongoing uncertainty around timing and scope of the tariffs, the Company’s outlook remains subject to change.

Mattress Firm Update

Today, the Company announced a significant expansion of its commercial partnership with Mattress Firm, through an agreement with Somnigroup International, Inc. Under the terms of this multifaceted agreement, Purple will more than double its retail footprint in Mattress Firm stores nationwide through the second half of 2025, from approximately 5,000 mattress slots to a minimum of 12,000 mattress slots. The agreement also expands the existing strategic supply relationship with Tempur Sherwood, LLC, a subsidiary of Tempur Sealy, which will have the exclusive right to assemble certain product lines that Purple sells to Mattress Firm. Purple will maintain production of its proprietary grid technology and retain all related intellectual property. These expanded partnerships are a clear endorsement of Purple’s product differentiation and brand strength, and enable further investment in driving innovation, brand visibility, and top-line growth.

Term Loan Amendment

Subsequent to quarter-end, Purple successfully borrowed an incremental $20 million through an amendment to its Term Loan. These funds will support the ramp-up of one-time rollout costs and inventory production associated with the new, expanded distribution agreement with Mattress Firm. The additional capital also provides a financial cushion to help navigate ongoing market uncertainty.

Conference Call and Webcast Information

Purple Innovation, Inc. will host a live conference call to discuss financial results today, May 6, 2025 at 4:30 p.m. Eastern Time. To access the call dial 800-715-9871 (domestic) or 646-307-1963 (international). The call is also being webcast and can be accessed on the investor relations section of the Company's website, investors.purple.com. After the conference call, a webcast replay will remain available on the investor relations section of the Company's website for 30 days.

About Purple

Purple, the leading premium mattress company with the #1 Gel Grid technology in the world, the GelFlex® Grid, thoughtfully engineers products that make restorative sleep effortless for every kind of sleeper. The result of over 30 years of innovation and in comfort technologies, Purple's GelFlex Grid is the most significant advancement in mattresses in decades and is proven to reduce aches and pains. It instantly adapts as you move, balances temperature, relieves pressure and offers support in all the right places. Purple products, including mattresses, pillows, cushions, frames, sheets, and more, can be found online at Purple.com, in 55 Purple stores and over 3,000 retailers nationwide. Sleep Better. Live Purple.

Forward Looking Statements

Certain statements made in this release that are not historical facts are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These statements include, but are not limited to, statements regarding our innovation pipeline, the timing of new product collection launches, our ability to improve profitability and optimize our business, and the future expansion of and benefits to us from our commercial relationships with Somnigroup International, Inc. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Factors that could influence the realization of forward-looking statements include, among others: changes in economic, financial and end-market conditions in the markets in which we operate; fluctuations in raw material prices and cost of labor; the financial condition of our customers and suppliers; competitive pressures, including the need for technology improvement, successful new product development and introduction; changes in consumer demand, including pullbacks in consumer spending; disruptions to our manufacturing processes; and the risk factors outlined in the “Risk Factors” section of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2025, and in our other filings made with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

EBITDA, adjusted gross margin, adjusted EBITDA, adjusted net income, and adjusted net income per diluted share are non-GAAP financial measures that remove the impact of certain non-cash and non-recurring costs. Management believes that the use of such non-GAAP financial measures provides investors with additional useful information with respect to the impact of various adjustments, which we view as a better measure of our operating performance. Refer to the attached table for the reconciliation of such non-GAAP financial measures to the most comparable GAAP financial measure.

With respect to the Company’s Adjusted EBITDA outlook for the full year 2025, a quantitative reconciliation to the corresponding GAAP information cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted, including but not limited to warrant liabilities and stock based compensation. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

Investor Contact:

Stacy Turnof, Edelman Smithfield
stacy.turnof@edelmansmithfield.com
917-362-2581

PURPLE INNOVATION, INC.

Condensed Consolidated Balance Sheets

(unaudited - in thousands, except par value)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$21,627	$29,011
Accounts receivable, net	24,388	33,057
Inventories	60,177	56,863
Prepaid expenses	5,582	6,023
Other current assets	1,627	1,414
Total current assets	113,401	126,368
Property and equipment, net	90,433	93,874
Operating lease right-of-use assets	77,817	75,516
Intangible assets, net	8,215	8,890
Other long-term assets	3,906	3,197
Total assets	$293,772	$307,845

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$32,356	$40,639
Accrued compensation	7,445	9,415
Customer prepayments	3,726	6,411
Accrued rebates and allowances	6,159	10,013
Accrued warranty liabilities – current portion	7,351	6,114
Operating lease obligations – current portion	15,904	15,661
Other current liabilities	10,672	12,750
Total current liabilities	83,613	101,003
Related party debt	72,737	55,394
Accrued warranty liabilities, net of current portion	24,367	26,091
Operating lease obligations, net of current portion	88,281	87,072
Warrant liabilities	21,414	16,067
Other long-term liabilities	2,030	2,009
Total liabilities	292,442	287,636
Commitments and contingencies (Note 13)
Stockholders’ equity:
Class A common stock; $0.0001 par value, 210,000 shares authorized; 107,955 issued and outstanding at March 31, 2025 and 107,545 issued and outstanding at December 31, 2024	11	11
Class B common stock; $0.0001 par value, 90,000 shares authorized; 165 issued and outstanding at March 31, 2025 and at December 31, 2024	—	—
Additional paid-in capital	594,332	594,053
Accumulated deficit	(593,003)	(573,866)
Total stockholders’ equity attributable to Purple Innovation, Inc.	1,340	20,198
Noncontrolling interest	(10)	11
Total stockholders’ equity	1,330	20,209
Total liabilities and stockholders’ equity	$293,772	$307,845

PURPLE INNOVATION, INC.

Condensed Consolidated Statements of Income

(unaudited - in thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2024
Revenues, net	$104,171	$120,033
Cost of revenues:
Cost of revenues	62,207	78,313
Cost of revenues - restructuring related charges	918	—
Total cost of revenues	63,125	78,313
Gross profit	41,046	41,720
Operating expenses:
Marketing and sales	36,626	41,462
General and administrative	14,487	19,728
Research and development	2,452	3,666
Restructuring, impairment and other related charges	1,960	—
Total operating expenses	55,525	64,856
Operating loss	(14,479)	(23,136)
Other income (expense):
Interest expense	(4,764)	(4,474)
Other income, net	69	4,394
Gain (loss) on extinguishment of debt	—	(3,394)
Change in fair value – warrant liabilities	49	(23,599)
Total other income (expense), net	(4,646)	(27,073)
Net loss before income taxes	(19,125)	(50,209)
Income tax expense	(41)	(59)
Net loss	(19,166)	(50,268)
Net loss attributable to noncontrolling interest	(29)	(51)
Net loss attributable to Purple Innovation, Inc.	$(19,137)	$(50,217)

Net loss per share:
Basic	$(0.18)	$(0.47)
Diluted	$(0.18)	$(0.47)

Weighted average common shares outstanding:
Basic	107,596	106,022
Diluted	107,596	106,022

PURPLE INNOVATION, INC.

Condensed Consolidated Statements of Cash Flows

(unaudited - in thousands)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(19,166)	$(50,268)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,050	6,382
Non-cash interest	2,120	1,563
Paid-in-kind interest	2,789	1,850
Non-cash restructuring, impairment and other related charges	635	—
Loss on extinguishment of debt	—	3,394
Loss on disposal of property and equipment	88	112
Change in fair value – warrant liabilities	(49)	23,599
Stock-based compensation	368	492
Changes in operating assets and liabilities:
Accounts receivable	8,669	10,060
Inventories	(3,314)	(5,150)
Prepaid expenses and other assets	2,229	66
Operating leases, net	(848)	(209)
Accounts payable	(9,701)	(7,043)
Accrued compensation	(1,970)	4,724
Customer prepayments	(2,685)	(1,724)
Accrued rebates and allowances	(3,854)	(4,717)
Accrued warranty liabilities	(487)	368
Other accrued liabilities	(2,944)	(313)
Net cash used in operating activities	(23,070)	(16,814)

Cash flows from investing activities:
Sale of property and equipment	258	—
Purchase of property and equipment	(2,241)	(3,038)
Investment in intangible assets	(161)	(62)
Net cash used in investing activities	(2,144)	(3,100)

Cash flows from financing activities:
Proceeds from related party loan	19,000	61,000
Payments on term loan	—	(25,000)
Payments on revolving line of credit	—	(5,000)
Payments for debt issuance costs	(1,170)	(3,466)
Net cash provided by financing activities	17,830	27,534

Net increase (decrease) in cash, cash equivalents and restricted cash	(7,384)	7,620
Cash and cash equivalents, beginning of the year	29,011	26,857
Cash and cash equivalents, end of the period	$21,627	$34,477

PURPLE INNOVATION, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In thousands)

Management believes that the use of the following non-GAAP financial measures provides investors with additional useful information with respect to the impact of various adjustments, which we view as a better measure of our operating performance. These non-GAAP financial measures are EBITDA, adjusted EBITDA, adjusted net loss, and adjusted net loss per diluted share. Other companies may calculate these non-GAAP measures differently than we do. These non-GAAP measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for our financial results prepared in accordance with GAAP.

Reconciliation of GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA

A reconciliation of GAAP net loss to the non-GAAP measures of EBITDA and adjusted EBITDA is provided below. EBITDA represents net loss before interest expense, income tax (benefit) expense, other income, net, and depreciation and amortization. Adjusted EBITDA represents EBITDA excluding costs incurred due to changes in the fair value of the warrant liability, stock-based compensation expense, restructuring related charges, nonrecurring legal fees, Board special committee costs, executive interim and search costs, severance costs and showroom opening and closing costs. We believe EBITDA and Adjusted EBITDA provide additional useful information with respect to the impact of various adjustments and provide meaningful measures of our operating performance.

	Three Months Ended March 31,
	2025	2024

GAAP net loss	$(19,166)	(50,268)
Interest expense	4,764	4,474
Income tax expense	41	59
Other income, net	(69)	(4,394)
Depreciation and amortization	5,050	6,382
EBITDA	(9,380)	(43,747)
Adjustments:
Change in fair value - warrant liability	(49)	23,599
Loss on extinguishment of debt	—	3,394
Stock-based compensation expense	406	492
Restructuring related charges	2,648	—
Legal fees	233	837
Board special committee fees	174	—
Executive interim and search costs	—	1,448
Severance costs	1,209	780
Showroom opening/closing costs	33	1
Adjusted EBITDA	$(4,726)	$(13,196)

Reconciliation of GAAP Gross Profit to Adjusted Gross Profit

A reconciliation of GAAP gross margin to the non-GAAP measures of adjusted gross margin is provided below. Adjusted gross profit represents net revenue less adjusted cost of revenue. Adjusted cost of revenues represents cost of revenues excluding restructuring charges recorded in cost of revenues. We believe adjusted gross profit provides additional useful information with respect to the impact of the restructuring and provides meaningful measures of our operating performance.

(in thousands)	Three Months Ended March 31,
	2025	2024
Revenues, net	$104,171	$120,033

Total cost of revenues	63,125	78,313
Restructuring charges in cost of revenues	(918)	—
Adjusted cost of revenues	62,207	78,313

Adjusted gross profit	$41,964	$41,720
Adjusted gross profit %	40.3%	34.8%

Reconciliation of GAAP Net Loss to non-GAAP Adjusted Net Loss and Adjusted Net Loss per Diluted Share

Our presentation of adjusted net loss assumes that all net loss is attributable to Purple Innovation, Inc. (i.e. there is no allocation of net loss to noncontrolling interests), which assumes the full exchange at the beginning of the period of all outstanding Paired Securities for shares of Class A common stock of Purple Innovation, Inc., adjusted for certain nonrecurring items that we do not believe directly reflect our core operations. Adjusted net loss per share, diluted, is calculated by dividing adjusted net loss by the total shares of Class A common stock outstanding plus any dilutive warrants, options and restricted stock as calculated in accordance with GAAP and assuming the full exchange of all outstanding Paired Securities as of the beginning of each period presented. Adjusted net loss and adjusted net loss per diluted share, are supplemental measures of operating performance that do not represent, and should not be considered, alternatives to net loss and loss per share, as calculated in accordance with GAAP. We believe adjusted net loss and adjusted net loss per diluted share, supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period. A reconciliation of net loss, the most directly comparable GAAP measure, to adjusted net loss and the computation of adjusted net loss per diluted share, are set forth below:

	Three Months Ended March 31,
	2025	2024
Net loss	$(19,166)	$(50,268)
Income tax (benefit) expense, as reported	41	59
Change in fair value – warrant liabilities	(49)	23,599
Loss on extinguishment of debt	—	3,394
Restructuring related charges	2,878	—
Gain on insurance proceeds	—	(4,300)
Board special committee fees	174	—
Adjusted net loss before income taxes	(16,122)	(27,516)
Adjusted income taxes(1)	4,176	7,127
Adjusted net loss	$(11,946)	$(20,389)

Adjusted net income per share, diluted	$(0.11)	$(0.19)

Adjusted weighted-average shares outstanding, diluted(2)	107,761	106,227

(1)	Represents the estimated effective tax rate of 25.9% for the three months ended March 31, 2025 and 2024, applied to adjusted net income before income taxes. The estimated effective tax rates are what the Company would be subject to and consist of the combined federal statutory tax rate and the Company’s blended state tax rates assuming no valuation allowance.
(2)	Assumes options and restricted stock units calculated in accordance with GAAP and the full exchange of all outstanding Paired Securities for shares of Class A common stock as of the beginning of the period.

A reconciliation of net income (loss) per share, diluted, to adjusted net income per diluted share is set forth below for the three months ended March 31, 2025 and 2024:

	For the Three Months Ended
	March 31, 2025			March 31, 2024
	Net Loss	Weighted Average Shares, Diluted	Net Loss per Share, Diluted	Net Loss	Weighted Average Shares, Diluted	Net Loss per Share, Diluted

Net loss attributable to Purple Innovation Inc.(1)	$(19,137)	107,596	(0.18)	$(50,217)	106,022	$(0.47)
Assumed exchange of shares(2)	(29)	165		(51)	205
Net loss	(19,166)			(50,268)
Adjustments to arrive at adjusted net loss before taxes(3)	3,044			22,752
Adjusted net loss before taxes	(16,122)			(27,516)
Adjusted income tax benefit(4)	4,176			7,127
Adjusted net loss	$11,946	107,761	(0.11)	$(20,389)	106,227	$(0.19)

(1)	Represents net income attributable to Purple Innovation, Inc. and the associated weighted average diluted shares, of Class A common stock outstanding.
(2)	Assumes the full exchange of all outstanding Paired Securities for shares of Class A common stock as of the beginning of the period and added in if not already included in the weighted average diluted shares. Also assumes the addition of net income attributable to noncontrolling interests corresponding with the assumed exchange of the Paired Securities for shares of Class A common stock.
(3)	Represents the total impact of all adjustments identified in the adjusted net income table above to arrive at adjusted income before income taxes. Also assumes the dilutive warrants, options and restricted stock as calculated in accordance with GAAP.
(4)	Represents the estimated effective tax rate of 25.9% for the three months ended March 31, 2025 and 2024, applied to adjusted net income before income taxes. The estimated effective tax rates are what the Company would be subject to and consist of the combined federal statutory tax rate and the Company’s blended state tax rates assuming no valuation allowance.